ARTICLES OF INCORPORATION

                                       OF

                                KPM Funds, Inc.


         The undersigned, a natural person of the age of twenty-one years or more, acting as the incorporator of a corporation under the Nebraska Business Corporation Act, adopts the following Articles of Incorporation of such corporation:

                                   ARTICLE I.

         The name of this corporation is KPM Funds, Inc.

                                  ARTICLE II.

         The period of the corporation's duration is perpetual.

                                  ARTICLE III.

         This corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Nebraska Business Corporation Act. Without limiting the generality of the foregoing, this corporation shall have specific power:

                  (a) To conduct, operate and carry on the business of an "open-end" management investment company registered pursuant to the Investment Company Act of 1940, and exercise all the powers necessary and appropriate to the conduct of such operations.

                  (b) To purchase, subscribe for, invest in or otherwise acquire, and to own, hold, pledge, mortgage, hypothecate, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments which may not be deemed to be securities, including but not limited to futures contracts and options thereon. Such securities and other financial instruments may include but are not limited to shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, bankers' acceptances, repurchase agreements, commercial paper, choses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country, or any state, province, territory or possession thereof, or issued or to be issued by the United States government or any agency or instrumentality thereof, and futures contracts and options thereon.


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                  (c) In the above  provisions  of this  Article  III,  purposes shall also be construed as powers and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or to limit purposes or powers which the corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.


                                  ARTICLE IV.

         The address of the initial registered agent and office of the corporation in Nebraska is 1900 FirsTier Bank Building, 233 South 13th Street, Lincoln, Nebraska and the name of the initial registered agent at such address is John C. Miles.

                                   ARTICLE V.

         The total number of authorized shares of this corporation is 1,000,000,000, all of which shall be common shares of the par value of $.00001 each. Of said common shares, 50,000,000 shares may be issued in the series of common shares hereby designated KPM Equity Portfolio shares and 50,000,000 shares may be issued in the series of common shares hereby designated KPM Fixed Income Portfolio shares. The balance of 900,000,000 shares may be issued in such series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, or may be authorized for issuance as additional shares of any existing series or portfolio as and to the extent stated or expressed in a resolution or resolutions providing for the issue of any such series or shares of common shares adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in said Board of Directors. The corporation may issue and sell any of its shares in fractional denominations to the same extent as its whole shares, and shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the corporation. The KPM Equity Portfolio shares, KPM Fixed Income Portfolio shares and each other series of common shares which the Board of Directors may establish, as provided herein, evidence an interest in a separate and distinct portion of the corporation's assets, which shall take the form of a separate portfolio of investment securities, cash and other assets. Authority to establish such additional series representing separate portfolios is hereby vested in the Board of Directors of this corporation, and such separate portfolios may be established by the Board of Directors without the authorization or approval of the holders of any other series of shares of this corporation.


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                                  ARTICLE VI.

         The shareholders of each series of common shares of this corporation shall have no preemptive right to subscribe to any issue of shares of any class or series of this corporation now or hereafter made.


                                  ARTICLE VII.

         The shareholders of the KPM Equity Portfolio shares, KPM Fixed Income Portfolio shares and all future series of shares authorized by the Board of Directors which evidence a separate portfolio of investment securities shall have the following rights and preferences:

                  (a) On any matter submitted to a vote of shareholders of this corporation, all common shares of this corporation then issued and outstanding and entitled to vote, irrespective of series, shall be voted in the aggregate and not by series, except: (i) when otherwise required by the Nebraska Business Corporation Act in which case shares will be voted by individual series; (ii) when otherwise required by the Investment Company Act of 1940, as amended, or the rules adopted thereunder, in which case shares shall be voted by individual series; and (iii) when the matter does not affect the interests of a particular series, in which case only shareholders of the series affected shall be entitled to vote thereon and shall vote by individual series.

                  (b) All consideration received by this corporation for the issue or sale of shares of any series, together with all assets, income, earnings, profits and proceeds derived therefrom (including all proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) shall become part of the assets of the portfolio to which the shares of that series relate, for all purposes, subject only to the rights of creditors, and shall be so treated upon the books of account of this corporation. Such assets, income, earnings, profits and proceeds (including any proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) are herein referred to as "assets belonging to" a series of the common shares of this corporation.

                  (c) Assets of this corporation not belonging to any particular series are referred to herein as "General Assets." General Assets shall be allocated to each series in proportion to the respective net assets belonging to such series. The determination of the Board of Directors shall be conclusive as to the amount of assets, as to the characterization of assets as those belonging to a series or as General Assets, and as to the allocation of General Assets.

                  (d) The assets belonging to a particular series of common shares shall be charged with the liabilities incurred specifically on behalf of such series of common shares ("Special Liabilities"). Such assets shall also be charged with a share of the general liabilities of this corporation ("General Liabilities") in proportion to the respective net assets belonging to such series of common shares. The determination of the Board of Directors shall be

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         conclusive as to the amount of liabilities,  including accrued expenses and reserves, as to the characterization of any liability as a Special Liability or General Liability, and as to the allocation of General Liabilities.

                  (e) The Board of Directors may, to the extent permitted by the Nebraska Business Corporation Act and in the manner provided herein, declare and pay dividends or distributions in shares or cash on any or all series of common shares, the amount of such dividends and the payment thereof being wholly in the discretion of the Board of Directors. Dividends or distributions on shares of any series of common shares shall be paid only out of the earnings, surplus, or other lawfully available assets belonging to such series (including, for this purpose, any General Assets allocated to such series).

                  (f) In the event of the liquidation or dissolution of this corporation, holders of the shares of any series shall have priority over the holders of any other series with respect to, and shall be entitled to receive, out of the assets of this corporation available for distribution to holders of shares, the assets belonging to such series of common shares and the General Assets allocated to such series of common shares, and the assets so distributable to the holders of the shares of any series shall be distributed among such holders in proportion to the number of shares of such series held by them and recorded on the books of this corporation.

                  (g) With the approval of a majority of the shareholders of each of the affected series of common shares, the Board of Directors may transfer the assets of any portfolio to any other portfolio. Upon such a transfer, the corporation shall issue common shares representing interests in the portfolio to which the assets were transferred in exchange for all common shares representing interests in the portfolio from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.


                                 ARTICLE VIII.

         The following additional provisions, when consistent with law, are hereby established for the management of the business, for the conduct of the affairs of the corporation, and for the purpose of describing certain specific powers of the corporation and of its Directors and shareholders.

               (a) In furtherance and not in limitation of the powers conferred by statute and pursuant to these Articles of Incorporation, the Board of Directors is expressly authorized to do the following:


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                           (1) to make, adopt, alter, amend and repeal Bylaws of
                  the corporation unless reserved to the shareholders by the Bylaws or by the laws of the State of Nebraska, subject to the power of the shareholders to change or repeal such Bylaws;

                           (2) to distribute, in its discretion,  for any fiscal
                  year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the corporation to qualify under the Internal Revenue Code as a regulated investment company to avoid any liability for federal income tax in respect of such year. Any distribution or dividend paid to shareholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment;

                           (3) to authorize,  subject to such vote,  consent, or
                  approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the corporation of any agreement or agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render managerial, investment advisory, distribution, transfer agent, accounting and/or other services to the corporation (including, if deemed advisable, the management or supervision of the investment portfolios of the corporation) upon such terms and conditions as may be provided in such agreement or agreements;

                           (4) to  authorize  any  agreement  of  the  character
                  described in subparagraph (3) of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the members of the Board of Directors or officers of the corporation may be the other party to any such agreement or an officer, director, employee, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship;

                           (5) to  allot and   authorize   the  issuance of the
                  authorized but unissued shares of any class or series of this corporation;

                           (6) to  accept  or  reject subscriptions  for  shares
                  of any  series  made  after incorporation; and

                  (b) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the corporation and every

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        holder of shares of its capital stock; namely, the amount of the assets,
         obligations,   liabilities  and  expenses  of  each  portfolio  of  the
         corporation; the amount of the net income of each portfolio of the corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends in each portfolio; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities of each portfolio; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by or in each portfolio of the corporation; the fair value of any other asset owned by or in each portfolio of the corporation; the number of shares of each series of the corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by each portfolio of the corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities.

                  (c) The Board of Directors or the shareholders of the corporation may adopt, amend, affirm or reject investment policies and restrictions upon investment or the use of assets of each portfolio of the corporation and may designate some such policies as fundamental and not subject to change other than by a vote of a majority of the outstanding voting securities, as such phrase is defined in the Investment Company Act of 1940, of the affected portfolio or portfolios of the corporation.

                  (d) The corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by the Nebraska Business Corporation Act, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of Section 17(h) of the Investment Company Act of 1940, as now enacted or hereafter amended.

                  (e) Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a majority of the Directors or committee members, unless otherwise provided by the Investment Company Act of 1940 or regulations thereunder.


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                                  ARTICLE IX.

         In the absence of fraud, no contract or other transaction between the corporation and any other person, corporation, firm, syndicate, association, partnership, or joint venture shall be wholly or partially invalidated or otherwise affected by reason of the fact that one or more of the directors of the corporation are or become directors or officers of such other corporation, firm, syndicate or association, or members of such partnership or joint venture, or are pecuniarily or otherwise interested in such contractual transaction, provided that the fact that such director or directors of the corporation are so situated or so interested or both, shall be disclosed or shall have been known to the Board of Directors of the corporation. Any director or directors of the corporation who is or are also a director or officer of such other corporation, firm, syndicate, or association, or a member of such partnership or joint venture, or pecuniarily or otherwise interested in such contract or transaction, may be counted for the purpose of determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize such contract or transaction, with like force and effect as if he were not a director or officer of such other corporation, firm, syndicate or association, or a member of such partnership or joint venture, or pecuniarily or otherwise interested in such contract or transaction.

                                   ARTICLE X

     Pursuant to Neb. Rev. Stat. ss.21-2052 as it presently exists or is hereafter amended, the corporation shall not be required to hold annual meetings of shareholders pursuant to Neb. Rev. Stat. ss.21-2027 unless the holding of an annual meeting of shareholders is otherwise required by these articles of incorporation or is otherwise required by the Investment Company Act of 1940 and the rules and regulations thereunder.

                                  ARTICLE XI.

         To the fullest extent permitted by Neb. Rev. Stat. ss. 21-2035(2), as the same exists or may hereafter be amended, and to the extent not inconsistent with the Investment Company Act of 1940 and regulations thereunder, directors of this corporation who are not officers and who do not control the corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty.


                                  ARTICLE XII.

         The name and address of the incorporator is:


                  Name                       Address

                  John C. Miles              1900 FirsTier Bank Building
                                             Lincoln, NE 68508


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         IN WITNESS  WHEREOF,  the undersigned  sole  incorporator  has executed these Articles of Incorporation on February 17, 1994.



                                             /s/ John C. Miles
                                             -------------------------------
                                             John C. Miles